SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

August 30, 2002

VSOURCE, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-30326	77-0557617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

16875 West Bernardo Drive, Suite 250, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 618-5884

N/A

(Former name or former address, if changed since last report)

NEXT PAGE

ITEM 5.       Other Events

       On August 30, 2002, the Registrant mailed notices to holders of its Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock (collectively, the "Preferred Stock") notifying the holders of an adjustment to the Preferred Stocks' respective conversion prices. Copies of the notices to the holders of Series 1-A Convertible Preferred Stock and the holders of Series 2-A Convertible Preferred Stock are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.       Exhibits

       (c)        Exhibits

4.1 Notice to Holders of Series 1-A Convertible Preferred Stock

4.2 Notice to Holders of Series 2-A Convertible Preferred Stock

NEXT PAGE

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC.
Date: September 3, 2002	By: /s/ Dennis M. Smith Dennis M. Smith Chief Financial Officer (Duly Authorized Officer)
NEXT PAGE

EXHIBIT INDEX

       Exhibit No.            Description

4.1 Notice to Holders of Series 1-A Convertible Preferred Stock.

4.2 Notice to Holders of Series 2-A Convertible Preferred Stock.